                                                                      EXHIBIT 12

                               ROCK-TENN COMPANY

              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                             YEAR ENDED SEPTEMBER 30,
                                                 -------------------------------------------------
                                                  1996      1997       1998       1999      2000
                                                 -------   -------   --------   --------   -------
Fixed Charges:
  Interest expenses............................  $10,772   $26,466   $ 34,664   $ 30,813   $34,933
  Amortization of debt issuance costs..........      206       320        360        365       642
  Interest capitalized during period...........       --     1,214        888        931     1,097
  Portion of rent expenses representative of
     interest..................................    2,316     2,584      3,034      3,169     3,539
                                                 -------   -------   --------   --------   -------
  Fixed charges................................  $13,294   $30,584   $ 38,946   $ 35,278   $40,211
                                                 =======   =======   ========   ========   =======
Earnings:
  Pretax income (loss) from continuing
     operations................................  $82,469   $37,756   $ 74,613   $ 70,253   $(4,346)
  Fixed charges................................   13,294    30,584     38,946     35,278    40,211
                                                 -------   -------   --------   --------   -------
  Earnings.....................................  $95,763   $68,340   $113,560   $105,531   $35,865
                                                 =======   =======   ========   ========   =======
Ratio of earnings to fixed charges.............     7.20      2.23       2.92       2.99      0.89
                                                 =======   =======   ========   ========   =======